Exhibit 3.1

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

ALERIS CORPORATION

1. The name of the corporation is Aleris Corporation (the “Corporation”). The Corporation’s original certificate of incorporation was filed with the Secretary of State of the State of Delaware on December 18, 2009 under the name “AHC1 Holding Co.” (the “Original Certificate”).

2. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, and having been adopted in accordance therewith, this Amended and Restated Certificate of Incorporation of the Corporation (the “Amended and Restated Certificate”) amends and restates the provisions of the Original Certificate. The Board of Directors of the Corporation duly adopted resolutions proposing to amend and restate the Original Certificate as set forth herein, and declaring said amendment and restatement to be advisable and in the best interests of the Corporation and its stockholders. The amendments contained herein have been duly adopted by the stockholders of the Corporation in accordance with Section 228 of the General Corporation Law of the State of Delaware.

3. The text of the Original Certificate is hereby amended and restated to read in its entirety as follows:

ARTICLE I

Section 1.1 Name. The name of the Corporation is Aleris Corporation.

ARTICLE II

Section 2.1 Registered Office and Registered Agent. The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III

Section 3.1 Purpose. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE IV

Section 4.1 Capitalization. The total number of shares of all classes of stock that the Corporation is authorized to issue, after giving effect to the Stock Split (as defined below), is 725,000,000 shares, consisting of (i) 625,000,000 shares of par value $0.01 per share that shall be designated common stock (the “Common Stock”) and (ii) 100,000,000 shares of par value $0.01 per share that shall be designated preferred stock (the “Preferred Stock”). The number of authorized shares of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of capital stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no vote of the holders of any of the Common Stock or the Preferred Stock, or any class or series thereof, voting separately as a class shall be required therefor, unless a vote of any such holders is required pursuant to the terms of any Preferred Stock Designation.

Section 4.2 Preferred Stock. The Board of Directors is authorized to adopt from time to time by resolution, subject to any limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in one or more classes or series, and by filing a certificate pursuant to the applicable law of the State of Delaware (such certificate being hereinafter referred to as a “Preferred Stock Designation”), to establish from time to time the number of shares to be included in each such class or series, and to fix the designation, powers, preferences, and voting, relative, participation, optional or other special rights of the shares of each such class or series and any qualifications, limitations or restrictions thereof. The powers, preferences and voting, relative, participation, optional and other special rights of each class or series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other classes or series at any time outstanding; provided, that all shares of any one series of preferred stock shall be identical.

Section 4.3 Common Stock.

(a) Dividends. Subject to the preferential rights, if any, of the holders of Preferred Stock, the holders of Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in property or in shares of capital stock, ratably in proportion to the number of shares held by each such stockholder.

(b) Voting Rights. At every annual or special meeting of stockholders of the Corporation, each outstanding share of Common Stock shall entitle the holder thereof to one vote, in person or by proxy, for each share of Common Stock held of record on the books of the Corporation. Holders of Common Stock shall not have cumulative voting rights for the election of directors or for any purpose.

(c) Liquidation, Dissolution or Winding Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation (a “Liquidation”), after payment or provision for payment of the debts and other liabilities of the Corporation and subject to all rights and preferences, if any, to which the holders of Preferred Stock shall be entitled in the event of a liquidation, the holders of all outstanding shares of Common Stock shall be entitled to receive the remaining assets of the Corporation available for distribution to holders of Common Stock ratably in proportion to the number of shares held by each such stockholder.

Section 4.4 Stock Split. Effective upon the filing of this Amended and Restated Certificate with the Secretary of State of the State of Delaware, a 3.125-for-1 stock split of the Corporation’s Common Stock shall become effective, pursuant to which each share of Common Stock outstanding or held in treasury immediately prior to such time shall automatically and without any action on the part of the holders thereof be subdivided and reclassified into 3.125 fully-paid and non-assessable shares of

Common Stock (the “Stock Split”). No fractional shares of Common Stock shall be issued upon the Stock Split. In lieu of any fractional shares of Common Stock to which the stockholder would otherwise be entitled upon the Stock Split, the Corporation shall pay to such stockholder cash equal to such fraction multiplied by the then fair value of the Common Stock as determined by the Board of Directors. All certificates representing shares of Common Stock outstanding immediately prior to the filing of this Amended and Restated Certificate shall immediately after the filing of this Amended and Restated Certificate represent the number of shares of Common Stock as provided above. Notwithstanding the foregoing, any holder of Common Stock may (but shall not be required to) surrender his, her or its stock certificate or certificates to the Corporation, and upon such surrender, the Corporation will issue a certificate for the correct number of shares of Common Stock to which the holder is entitled under the provisions of this Amended and Restated Certificate.

Section 4.5 Action by Written Consent. Any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be effected only upon the vote of the stockholders at an annual or special meeting duly called and may not be effected by written consent of the stockholders.

ARTICLE V

Section 5.1 Board of Directors.

(a) Composition. The stockholders shall elect a board of directors (the “Board of Directors”) to oversee the Corporation’s business. The Board of Directors shall initially consist of nine (9) directors, and thereafter shall be not less than three (3) directors, the exact number of which shall be fixed in accordance with the Bylaws of the Corporation.

(b) Classified Board. The Board of Directors (other than those directors elected by the holders of any class or series of Preferred Stock provided for or fixed pursuant to Article IV) shall be classified with respect to the time which they severally hold office, into three (3) classes, with each class to be as nearly equal in number as possible, one class (“Class I”) whose initial term expires at the first annual meeting of stockholders following the date of effectiveness of this Article (the “Effective Date”), another class (“Class II”) whose initial term expires at the second annual meeting following the Effective Date, and another class (“Class III”) whose initial term expires at the third annual meeting following the Effective Date, with each class to hold office until its successors are duly elected and qualified. At each annual meeting of stockholders, directors elected to succeed those directors of the class whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election.

(c) Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Amended and Restated Certificate or the Bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

(d) Removal. Any director or the entire Board of Directors may be removed only for cause and only by the affirmative vote of the holders of the majority of the voting power of all of the then-outstanding shares of capital stock of the Corporation, voting together as a single class then entitled to vote at an election of directors.

(e) Newly-created Directorships and Vacancies. Any newly created directorships on the Board of Directors that result from an increase in the authorized number of directors and any vacancies in the Board of Directors resulting from the death, disability, resignation, disqualification, or removal of any director or from any other cause shall, unless otherwise required by law or by resolution of the Board of Directors, be filled only by the affirmative vote of a majority of the Board of Directors then in office, even if less than a quorum, or by a sole remaining director (and not by stockholders). Any director elected to fill a vacancy not resulting from an increase in the authorized number of directors shall have the same remaining term as that of his or her predecessor. No decrease in the authorized number of directors shall shorten the term of any incumbent director.

(f) Voting Rights of Preferred Stock. Notwithstanding the foregoing, whenever the holders of any one or more class or series of Preferred Stock issued by the Corporation shall have the right, voting separately as a series or separately as a class with one or more such other series, to elect directors at an annual or special meeting of stockholders, the election, term of office, removal, filling of vacancies and other features of such directorships shall be governed by the terms of this Amended and Restated Certificate (including any certificate of designations relating to any series of Preferred Stock) applicable thereto.

(g) The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

(h) Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

ARTICLE VI

Section 6.1 Indemnification of Directors, Officers, Employees or Agents. The rights conferred upon indemnitees in Article VI of the Bylaws shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer or trustee and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Any amendment, alteration or repeal of Article VI of the Bylaws or this Section 6.1 of the Amended and Restated Certificate that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

ARTICLE VII

Section 7.1 Limited Liability of Directors. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

If the DGCL is amended to authorize corporation action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Any repeal or modification of this Article VII by the stockholders of the Corporation or otherwise shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

ARTICLE VIII

Section 8.1 Business Opportunities. To the fullest extent permitted by applicable law, the Corporation, on behalf of itself and its subsidiaries, renounces any interest or expectancy of the Corporation and its subsidiaries in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to Oaktree Capital Management, L.P. or any affiliate or subsidiary thereof (including any investment funds or accounts managed by it or its affiliates) (collectively, “Oaktree”) or any officer, director, employee, partner, managing director, or other agent of

Oaktree (other than officers, directors, employees, partners, managing directors or other agents of the Corporation or its subsidiaries who are not also officers, directors, employees, partners, managing directors, or agents of Oaktree), even if the opportunity is one that the Corporation or its subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so and such person shall have no duty to communicate or offer such corporate opportunity to the Corporation or its subsidiary and, to the fullest extent permitted by applicable law, shall not be liable to the Corporation or any of its subsidiaries for breach of any fiduciary or other duty, as a director or officer or otherwise, by reason of the fact that such person pursues or acquires such business opportunity, directs such business opportunity to Oaktree or any other person or fails to present such business opportunity, or information regarding such business opportunity, to the Corporation or its subsidiaries unless, in the case of any such person who is a director or officer of the Corporation, such business opportunity is expressly offered to such director or officer in writing solely in his or her capacity as a director or officer of the Corporation. Any person purchasing or otherwise acquiring any interest in any shares of stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article VIII. Neither the alteration, amendment or repeal of this Article VIII nor the adoption of any provision of this Amended and Restated Certificate inconsistent with this Article VIII shall eliminate or reduce the effect of this Article VIII in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article VIII, would accrue or arise, prior to such alteration, amendment, repeal or adoption.

ARTICLE IX

Section 9.1 Section 203 of the DGCL. Section 203 of the DGCL shall not apply to the Corporation.

ARTICLE X

Section 10.1 Reservation of Right to Amend the Amended and Restated Certificate. The Corporation reserves the right to amend, alter, change, or repeal any provision contained in this Amended and Restated Certificate, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation. This Amended and Restated Certificate may only be amended with the affirmative vote of the holders of 66 2/3% of the voting power of the then-outstanding shares of capital stock of the Corporation entitled to vote thereon.

ARTICLE XI

Section 11.1 Severability. If any provision or provisions of this Amended and Restated Certificate shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Amended and Restated Certificate (including, without limitation, each portion of any paragraph of this Amended and Restated Certificate containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Amended and Restated Certificate (including, without limitation, each such portion of any paragraph of this Amended and Restated Certificate containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by law.

* * *

IN WITNESS WHEREOF, this Amended and Restated Certificate, which restates and integrates and further amends the provisions of the Certificate of Incorporation of this Corporation, and which has been duly adopted in accordance with Sections 242 and 245 of the DGCL, has been executed by its duly authorized officer this 27th day of March, 2012.

ALERIS CORPORATION

By:
Name: Title: